Exhibit 99.1

CONSENT OF INDEPENDENT VALUATION FIRM

We hereby consent to the references to our name and the reports we have delivered to Safehold Inc. (the “Company”) and the description of our role in the valuation process related to the ground leases owned by the Company, as such references appear in the Current Report on Form 8-K of the Company, dated October 31, 2023, in the sections “Process for Determining the Unrealized Capital Appreciation in Our Owned Residual Portfolio - Independent Valuations of Combined Property Values” and “Process for Determining the Process for Determining the Unrealized Capital Appreciation in Our Owned Residual Portfolio - Summary of Methodology,” which Form 8-K is being incorporated by reference in Safehold Inc.’s Registration Statement on Form S-8 (No. 333-259173) and its Registration Statement on Form S-3 (No. 333-271113).

In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

CBRE, Inc.

By:

Name:	Mark Godfrey (As Agent for CBRE, Inc.)
Title:	Head of Institutional Valuations, Americas

October 31, 2023